                                                                     Exhibit 4.1

                                                                       EXHIBIT A
                                                                       ---------

                             [FORM OF INITIAL NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, (II) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OR QUALIFICATION UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (III) SUCH TRANSFER BEING MADE PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 20(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO
SECTION 3(c)(iii) OF THIS NOTE.

                          SUBORDINATED CONVERTIBLE NOTE

Issuance Date: _______ __, 2002                    Principal: U.S. $____________


         FOR VALUE RECEIVED, PEMSTAR INC., a Minnesota corporation (the "Company"), hereby promises to pay to the order of __________________ or registered assigns ("Holder") the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof, including, without limitation, the subordination provisions in Section 15) and to pay interest ("Interest") on any outstanding Principal at the rate of six and one-half percent (6.5%) per annum, subject to periodic adjustment pursuant to Section 2 (the "Interest Rate"), from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Convertible Notes (collectively, the "Notes" and such other Convertible Notes, the "Other Notes") issued on the Issuance Date pursuant to the Securities Purchase Agreement (as defined in Section 30). Certain capitalized terms are defined in Section 30.

         (1) MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The "Maturity Date" shall be May 1, 2007 as extended at the option of the Holder (i) in the event that, and for so long as, a Triggering Event (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event and
(ii) through the date that is ten days after the consummation of a Change of Control (as defined in Section 5(a)) in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(c)) is delivered prior to the Maturity Date.

         (2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable quarterly in arrears on the first day of each Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "Interest Date"). Interest shall be payable on each Interest Date in cash or, at the option of the Company, in shares of Common Stock ("Interest Shares"), provided that the Interest which accrued during any period shall be payable in Interest Shares only if the Company delivers written notice of such election ("Interest Election Notice") to each holder of the Notes and the Separate Tranche Notes then outstanding at least 10 Trading Days prior to the Interest Date (an "Interest Election Date"). Interest to be paid on an Interest Date in Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (a) the Interest payable and (b) the Interest Conversion Price on the applicable Interest Date. If any Interest Shares are to be paid on an Interest Date, then the Company shall (X) issue and deliver on the applicable Interest Date, to such address as specified by the Holder in writing to the Company at least two Business Days prior to the applicable Interest Date, a certificate, registered in the name of the Holder or its designee, for the number of Interest Shares to which the Holder shall be entitled, or (Y) provided that the Company's transfer agent (the "Transfer Agent") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Interest Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. Notwithstanding the foregoing, the Company shall not be entitled to pay Interest in Interest Shares and shall be required to pay such Interest in cash on the applicable Interest Date if (x) any event constituting a Triggering Event or an event that with the passage of time and assuming it were not cured would constitute a Triggering Event has occurred and is continuing on any day during the period beginning on and including the applicable Interest Election Date and ending on and including the Interest Date, unless consented to in writing by the Holder, (y) the Registration Statement (as defined in the Registration Rights Agreement) covering the Interest Shares is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) relating to this Note on each day during the period beginning on and including the Interest Election Date and ending on and including the Interest Date or (z) the Company has not obtained the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of the Exchange Cap (as defined in Section 3(d)(ii)) prior to the Interest Election Date. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with
Section 3(b)(i). From and after the occurrence of a Triggering Event, the Interest Rate shall be increased to 12%; provided, however, that such increased Interest Rate shall not apply to any portion of the Principal which is then incurring a Late Charge. In the event that such Triggering Event is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Triggering Event shall continue to apply to the extent relating to the days after the occurrence of such Triggering Event through and including the date of cure of such Triggering Event.

         (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Common Stock on the terms and conditions set forth in this Section 3 [{Initial A-1 Notes} ; provided, however, that this Note shall not be convertible prior to the date immediately following the date which is 18 Trading Days after the Issuance Date].

                  (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

                  (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below) (the "Conversion Rate").

                           (i) "Conversion Amount" means the sum of (A) the
                  portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal, (C) accrued and unpaid Late Charges with respect to such Principal and Interest and (D) on any day after the Company Optional Redemption Notice Date (as defined in Section
                  9), the amount of Interest which would accrue with respect to such Principal (which amount is not included in the amount referred to in clause (B) above) from the date on which this determination is being made until May 1, 2005 as if such Principal amount remained outstanding until May 1, 2005.

                           (ii) "Conversion Price" means, as of any Conversion
                  Date (as defined below) or other date of determination, and subject to adjustment as provided herein, [{Initial A-1 Notes} 120% of the Market Price on the date immediately following the last Trading Day of the Pricing Period (as defined below)] [{Initial A-2 Notes} INSERT THE


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                  RESULT OF THE FOLLOWING: 120% of the Market Price (as defined in the Securities Purchase Agreement) with respect to the Issuance Date of this Note, provided that if 120% of the Market Price with respect to the Issuance Date of this Note is less than $6.50 (subject to adjustment as of such date for any stock dividend, stock split, stock combination or other similar transaction which occur after the Initial Issuance
                  Date), then 120% of the Market Price with respect to the Issuance Date of this Note shall be deemed to mean $6.50 (subject to adjustment as of such date for any stock dividend, stock split, stock combination or other similar transaction which occur after the Initial Issuance Date).

                           [(iii) "Market Price" means that price which shall be
                  computed as the arithmetic average of the Weighted Average Price of the Common Stock on each Designated Trading Day (as defined below) during the Pricing Period. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.] [NOTE: This paragraph only goes in the Initial A-1 Notes.]

                           [(iv) "Pricing Period" means the period beginning on
                  and including the date which is three (3) Trading Days after the Issuance Date and ending on and including the date which is 18 Trading Days after the Issuance Date.] [NOTE: This paragraph only goes in the Initial A-1 Notes.]

                           [(v) "Designated Trading Day" means each of the first
                  10 Trading Days during the Pricing Period on which the Holder receives written notice (each a "Trading Day Designation Notice") from the Company (delivered by facsimile) prior to 7:30 a.m., Central Time, in which the Company states that such Trading Day is designated for inclusion in the determination of the Market Price; provided that if the Holder does not receive a Trading Day Designation Notice from the Company (delivered by facsimile) prior to 7:30 a.m., Central Time, on at least 10 Trading Days during the Pricing Period, then "Designated Trading Day" shall be deemed to include each Trading Day during the Pricing Period furthest from the Issuance Date which is not already a Designated Trading Day up to the number of Trading Days, which when added to each Designated Trading Day determined in accordance with this paragraph, equals 10.] [NOTE: This paragraph only goes in the Initial A-1 Notes.]

                  (c) Mechanics of Conversion.

                           (i) Optional Conversion. To convert any Conversion
                  Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by
                  Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (X) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (Y) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and provided that on the Exercise Date the shares of Common Stock to be issued pursuant to such exercise are registered for resale under the Securities Act of 1933, as amended (the "1933 Act"), or are eligible for resale under Rule 144(k) promulgated under the 1933 Act, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note (the "Note Delivery Date") and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                           (ii) Company's Failure to Timely Convert. If the
                  Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (in each case, a "Conversion Failure"), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 0.5% of the product of (I) the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise.

                           (iii) Book-Entry. Notwithstanding anything to the
                  contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

                           (v) Pro Rata Conversion; Disputes. In the event that
                  the Company receives a Conversion Notice from more than one holder of the Notes or the Separate Tranche Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes and the Separate Tranche Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of the Notes and the Separate Tranche Notes electing to have the Notes or the Separate Tranche Notes converted on such date a pro rata amount of such holder's portion of its Notes or Separate Tranche Notes submitted for conversion based on the principal amount of the Notes and the Separate Tranche Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all the Notes and the Separate Tranche Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

                  (d) Limitations on Conversions.

                           (i) Beneficial Ownership. The Company shall not
                  effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 5.0% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes, Separate Tranche Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or
                  (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                           (ii) Principal Market Regulation. The Company shall
                  not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Notes and the Separate Tranche Notes and as interest payable with respect to the Notes and the Separate Tranche Notes (and including, as applicable, any shares of Common Stock issuable upon exercise of the Warrants) without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of the Notes and the Separate Tranche Notes representing a majority of the principal amounts of the Notes and the Separate Tranche Notes then outstanding. Until such approval or written opinion is obtained, no purchaser of the Notes or the Separate Tranche Notes pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of the Notes or the Separate Tranche Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of the Notes and the Separate Tranche Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the [Initial {Initial A-2 Notes}] Issuance Date and the denominator of which is the aggregate principal amount of all the Notes and the Separate Tranche Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the [Initial {Initial A-2 Notes}] Issuance Date (with respect to each Purchaser, the "Exchange Cap Allocation"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes or Separate Tranche Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of the Notes or the Separate Tranche Notes shall convert all of such holder's Notes or Separate Tranche Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of the Notes and the Separate Tranche Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes and the Separate Tranche Notes then held by each such holder.

         (4) RIGHTS UPON TRIGGERING EVENT.

                  (a) Triggering Event. Each of the following events shall constitute a "Triggering Event":

                           (i) the failure of the applicable Registration
                  Statement to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive Business Days or for more than an aggregate of 20 Business Days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

                           (ii) the suspension from trading or failure of the
                  Common Stock to be listed on the Nasdaq National Market or The New York Stock Exchange, Inc. for a period of five consecutive Business Days or for more than an aggregate of 10 Business Days in any 365-day period;

                           (iii) the Company's (A) failure to cure a Conversion
                  Failure by delivery of the required number of shares of Common Stock or a new Note (in accordance with Section 20(d)), as applicable, within 10 days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

                           (iv) upon the Company's receipt of a Conversion
                  Notice, the Company is not obligated to issue shares of Common Stock upon such conversion due to the provisions of Section 3(d)(ii);

                           (v) at any time following the tenth consecutive
                  Business Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

                           (vi) the Company's failure to pay to the Holder any
                  amount of Principal, Interest, Late Charges or other amounts when and as due under this Note, the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay

                  Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three Business Days;

                           (vii) any default or defaults by the Company (A) in
                  the payment of any principal of, or interest or any other amount on or with respect to, any Indebtedness, the principal amount of which, individually or in the aggregate, exceeds U.S. $5,000,000, when due after giving effect to any applicable grace periods in the terms of the Indebtedness or
                  (B) on any Indebtedness, the principal amount of which, individually or in the aggregate, exceeds U.S. $5,000,000, which default or defaults in the case of clause (B) shall have resulted in such Indebtedness becoming due and payable prior to the date on which it would otherwise have become due and payable.

                           (viii) the Company or any of its Subsidiaries (as
                  defined in the Securities Purchase Agreement), pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, "Bankruptcy Law"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

                           (ix) a court of competent jurisdiction enters an
                  order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

                           (x) a final judgment or judgments for the payment of
                  money aggregating in excess of $2,500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

                           (xi) the Company breaches any representation,
                  warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Note, the Other Notes, the Separate Tranche Notes or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby to which the Holder is a party, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant or other term or condition which is curable, only if such breach continues for a period of at least fifteen consecutive Business Days;

                           (xii) the Company breaches or fails in any respect to
                  comply with Section 15; or

                           (xiii) any Triggering Event (as defined in the Other
                  Notes or the Separate Tranche Notes) occurs with respect to any Other Notes or Separate Tranche Notes.

                  (b) Redemption Right. Promptly after the occurrence of a Triggering Event with respect to this Note or the Other Notes, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Triggering Event Notice") to the Holder. At any time after the earlier of the Holder's receipt of a Triggering Event Notice and the Holder becoming aware of a Triggering Event, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "Triggering Event Redemption Notice") to the Company, which Triggering Event Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem; provided that such Triggering Event Redemption Notice may only be sent during the period beginning on and including the date of the occurrence of the Triggering Event and ending on and including the later of the date which is (I) twenty Business Days after the date on which the Holder receives a Triggering Event Notice from the Company with respect to such Triggering Event and (II) five Business Days after the date on which the Triggering Event is cured and the Holder receives written notice from the Company confirming such Triggering Event has been cured. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) 120% of the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers a Redemption Notice and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Triggering Event (the "Triggering Event Redemption Price"); provided, however, that with respect to any Triggering Event described in clauses (vii), (viii),
         (ix) and (x) of Section 4(a), clause (i) of this Section 4(b) shall be 100%, rather than 120%, of the Conversion Amount to be redeemed. Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12; provided further, however, that with respect to any Triggering Event described in clause (xiii) of Section 4(a), clause (i) of this Section 4(b) shall be the percentage which would apply pursuant to this Section 4(b) if such event had occurred with respect to this Note and constituted a Triggering Event under the applicable clause (i) through (xii) of Section 4(a).

         (5) RIGHTS UPON CHANGE OF CONTROL.

                  (a) Change of Control. Each of the following events shall constitute a "Change of Control":

                           (i) the consolidation, merger or other business
                  combination (including, without limitation, a reorganization or recapitalization) of the Company with or into another Person (other than (A) a consolidation, merger or other business combination (including, without limitation, reorganization or recapitalization) in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company);

                           (ii) the sale or transfer of all or substantially all
                  of the Company's assets; or

                           (iii) a purchase, tender or exchange offer made to
                  and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

                  (b) Assumption. Prior to the consummation of any Change of Control, the Company will secure from any Person purchasing the Company's assets or Common Stock or any successor resulting from such Change of Control (in each case, an "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding) to deliver to each holder of Notes in exchange for such Notes, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder, and satisfactory to the holders of Notes representing a majority of the principal amount of the Notes then outstanding. In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holders of the Notes representing a majority of the aggregate principal amount of the Notes then outstanding may elect to treat such Person as the Acquiring Entity for purposes of this Section 5(b).

                  (c) Redemption Right. No sooner than 40 Business Days nor later than 30 Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "Change of Control Notice"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending on the Business Day immediately prior to the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 30 Business Days prior to a Change of Control, at any time on or after the date which is 30 Business Days prior to a Change of Control and ending 30 Business Days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (a "Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to have redeemed by the Company. The portion of this Note subject to redemption pursuant to this Section 5(c) shall be redeemed by the Company at a price equal to the product of (i) the Change of Control Redemption Percentage on the date of redemption and (ii) the Conversion Amount being redeemed (the "Change of Control Redemption Price"). Redemptions required by this Section 5(c) shall be made in accordance with the provisions of

         Section 12 and shall have priority to payments to any shareholders of the Company in connection with a Change of Control.

         (6) RIGHTS UPON ISSUANCE OF VARIABLE SECURITIES OR PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

                  (a) Variable Securities. If after the [Initial {Initial A-2 Notes}] Issuance Date the Company in any manner issues or sells (i) any stock or securities other than Options (as defined below) directly or indirectly convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities") or (ii) any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities ("Options") that are convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more adjustments or resets to a fixed price, or at a price which upon the passage of time or the occurrence of certain events is automatically reduced or is adjusted to a price which is based on some formulation of the then current market price of the Common Stock (each, a "Variable Price", and such securities, "Variable Securities"), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of issuance of such Variable Securities. From and after the date the Company issues any Variable Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Conversion Amount by designating in the Conversion Notice delivered upon conversion of such Conversion Amount that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder's election to rely on a Variable Price for a particular conversion of a Conversion Amount shall not obligate the holder to rely on a Variable Price for any future conversions of this Note.

                  (b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (c) Other Corporate Events. Prior to the consummation of any recapitalization, reorganization, consolidation, merger or other business combination (other than a Change of Control) pursuant to which holders of Common Stock are entitled to receive securities or other assets with respect to or in exchange for Common Stock (a "Corporate Event"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding.

         (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

                  (a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Issuance Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company (I) in connection with any employee benefit plan (including, without limitation, employee stock purchase plans, provided that issuances pursuant thereto are at a price which is at least equal to 85% of the then fair market price of the Common Stock) which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for, or in connection with, services provided to, or employment with, the Company (an "Approved Stock Plan"), (II) upon conversion of the Notes or the Separate Tranche Notes, as Interest Shares relating to the Notes or the Separate Tranche Notes or upon exercise of the Warrants or the Separate Tranche Warrants or (III) in connection with any Excluded Securities) for a consideration per share less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale, then immediately after such issue or sale or deemed issuance or sale, the Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale and (y) the quotient determined by dividing (1) the sum of the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale or deemed issuance or sale and the consideration, if any, received by the Company upon such issue or sale or deemed issuance or sale, by
         (2) the product of the Applicable Price multiplied by the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale or deemed issuance or sale. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

                           (i) Issuance of Options. If the Company in any manner
                  grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities. If the Company issues or sells any Options which are Variable Securities, no adjustment of the Conversion Price shall be made pursuant to this Section 7(a), and no shares of Common Stock shall be deemed outstanding with respect to such Variable Securities, as a result of the issuance of such Variable Securities until the actual issuance of Common Stock or Convertible Securities upon exercise of such Variable Securities, except to the extent such Variable Security also includes as a component of the exercise price a price which does not vary with the market price of the Common Stock.

                           (ii) Issuance of Convertible Securities. If the
                  Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "price per share for which one share of Common Stock is issuable upon such conversion, exercise or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exercise or exchange of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a)), no further adjustment of the Conversion Price shall be made by reason of such issue or sale. If the Company issues or sells any Convertible Securities which are Variable Securities, no adjustment of the Conversion Price shall be made pursuant to this Section 7(a), and no shares of Common Stock shall be deemed outstanding with respect to such Variable Security, as a result of the issuance of such Variable Securities until the actual issuance of Common Stock upon exercise of such Variable Securities, except to the extent such Variable Security also includes as a component of the conversion, exercise or exchange price a price which does not vary with the market price of the Common Stock.

                           (iii) Change in Option Price or Rate of Conversion.
                  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                           (iv) Calculation of Consideration Received. In case
                  any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of Notes representing a majority of the principal amounts of the Notes then outstanding. If such parties are unable to reach agreement within ten days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within fifteen Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of Notes representing a majority of the principal amounts of the Notes then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                           (v) Record Date. If the Company takes a record of the
                  holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (vi) Common Stock Deemed Outstanding. "Common Stock
                  Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes or the Separate Tranche Notes or exercise of the Warrants or the Separate Tranche Warrants.

                  (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

         (8) HOLDER RIGHT OF OPTIONAL REDEMPTION. At any time during the 10 consecutive Business Days immediately following each of July 1, 2004 and May 1, 2006 (each a "Holder Redemption Period"), the Holder shall have the right, in its sole discretion, to require that the Company redeem all or any portion of this Note (a "Holder Redemption") by delivering written notice thereof (a "Holder Redemption Notice" and, collectively with a Triggering Event Redemption Notice and a Change of Control Redemption Notice, "Redemption Notices" and, individually, each a "Redemption Notice") to the Company at any time during a Holder Redemption Period, which Holder Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company at a price equal to the

Conversion Amount being redeemed (the "Holder Redemption Price" and, together with the Triggering Event Redemption Price and the Change of Control Redemption Price, the "Redemption Price"). Redemptions required by this Section 8 shall be made in accordance with the provisions of Section 12.

         (9) COMPANY OPTIONAL REDEMPTION.

                  (a) Redemption Right. After November 1, 2003, the Company shall have the right to redeem from time to time all or any portion of this Note by delivering written notice thereof (a "Company Optional Redemption Notice" and the date on which the Holder receives such notice is referred to as the "Company Optional Redemption Notice Date") to each holder of the Notes then outstanding; provided that (i) the Conditions to Company Optional Redemption (as set forth in Section 9(d)) and the conditions of Sections 9(b) and 9(c) and this Section 9(a) are satisfied or waived in writing by the Holder, (ii) the Company shall not be entitled to deliver a Company Optional Redemption Notice prior to May 1, 2005 unless during the 30 consecutive Trading Days immediately preceding the Company Optional Redemption Notice Date there are at least 20 Trading Days on which the Weighted Average Price of the Common Stock is greater than or equal to 200% of the Conversion Price as of the Issuance Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) and (iii) any Company Optional Redemption Notice relating to a Company Optional Redemption Date (as defined below) which is on or after May 1, 2005 shall elect redemption of all of the aggregate principal amount of this Note then outstanding. The Company may exercise its right of redemption under this Section 9(a) by delivering a Company Optional Redemption Notice after November 1, 2003 to each of the holders of the Notes at least 20 Business Days but not more than 65 Business Days prior to the date selected by the Company for redemption under this Section 9(a) (the "Company Optional Redemption Date"). The Company Optional Redemption Notice shall be irrevocable. The portion of this Note subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company at a price equal to the Conversion Amount (as determined in accordance with Section 3(b)(i)) being redeemed on the Company Optional Redemption Date (the "Company Optional Redemption Price").

                  (b) Company Pro Rata Redemption Requirement. If the Company elects to redeem this Note pursuant to Section 9(a), then it must simultaneously take the similar action with respect to the Other Notes. If the Company elects to redeem this Note pursuant to Section 9(a) with respect to less than all of the aggregate principal amount of the Notes then outstanding, then the Company shall require redemption of a principal amount (together with the related Interest, Late Charges and other amounts set forth in Section 3(b)(i) and analogous provisions under the Other Notes) from each of the holders of the Notes equal to the product of (I) the aggregate principal amount of Notes which the Company has elected to redeem pursuant to Section 9(a), multiplied by
         (II) the fraction, the numerator of which is the aggregate principal amount of the Notes initially purchased by such holder on the Issuance Date and the denominator of which is the aggregate principal amount of the Notes purchased by all holders on the Issuance Date (such fraction with respect to each holder is referred to as its "Allocation Percentage," and such amount with respect to each holder is referred to as its "Pro Rata Redemption Amount").

         In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Allocation Percentage. The Company Optional Redemption Notice shall state (i) the date selected by the Company for the Company Optional Redemption Date in accordance with Section 9(a), (ii) the aggregate principal amount of the Notes which the Company has elected to redeem from all of the holders of the Notes pursuant to this Section 9 (and similar provisions under the Other Notes) and (iii) each holder's Pro Rata Redemption Amount of the principal amount of the Notes the Company has elected to redeem pursuant to this Section 9 (and similar provisions under the Other Notes). If the Company elects to redeem this Note pursuant to
         Section 9(a) (or similar provisions under the Other Notes) on or after May 1, 2005, the Company shall also redeem all of the aggregate principal amount of the Separate Tranche Notes then outstanding pursuant to the similar provisions under the Separate Tranche Notes.

                  (c) Mechanics of Company Optional Redemption. If the Company has exercised its right to redeem all or any portion of this Note with this Section 9 and the conditions of this Section 9 are satisfied (including the Conditions to Company Optional Redemption as set forth in Section 9(d)), then the Holder's Pro Rata Redemption Amount, if any, which remains outstanding on the Company Optional Redemption Date shall be redeemed by the Company on such Company Optional Redemption Date by the payment by the Company to the Holder on the Company Optional Redemption Date, by wire transfer of immediately available funds, of an amount equal to the Company Optional Redemption Price for the Holder's Pro Rata Redemption Amount. Notwithstanding anything to the contrary in this Section 9, until the Company Optional Redemption Price is paid in full to the Holder, the Holder may convert its Pro Rata Redemption Amount (together with the related Interest, Late Charges and other amounts set forth in Section 3(b)(i)) into shares of Common Stock in accordance with Section 3. All Conversion Amounts converted after the Company Optional Redemption Notice Date but prior to the Company Optional Redemption Date shall be deducted from the Conversion Amounts selected by the Company for redemption under this Section 9.

                  (d) Conditions to Company Optional Redemption. For purposes of this Section 9, "Conditions to Company Optional Redemption" means the following conditions: (i) during the period beginning on the [Initial {Initial A-2 Notes}] Issuance Date and ending on and including the Company Optional Redemption Date, the Company shall have delivered shares of Common Stock upon conversion of Conversion Amounts on a timely basis as set forth in Section 3(c)(i) and delivered shares of Common Stock upon exercise of the Warrants and the Separate Tranche Warrants on a timely basis as set forth in Section 1(a) of the Warrants and the Separate Tranche Warrants; (ii) on each day during the period beginning 30 Trading Days prior to the Company Optional Redemption Notice Date and ending on and including the Company Optional Redemption Date, (A) the Common Stock shall be listed on the Nasdaq National Market, Inc. or The New York Stock Exchange, Inc. and delisting or suspension by such market or exchange shall not have been threatened either (I) in writing by such market or exchange or (II) by falling below the minimum listing maintenance requirements of such market or exchange and (B) the Registration Statement shall be effective and available for the sale of at least all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement while during the applicable Registration Period (as defined in the Registration Rights

         Agreement); (iii) during the period beginning on the [Initial {Initial A-2 Notes}] Issuance Date and ending on and including the Company Optional Redemption Date, there shall not have occurred either (x) the public announcement of a pending, proposed or intended Change of Control which has not been abandoned, terminated or consummated or (y) a Triggering Event; (iv) during the period beginning on the date which is 30 Trading Days prior to the Company Optional Redemption Notice Date and ending on and including the Company Optional Redemption Date, there shall not have occurred an event that with the passage of time or giving of notice, and assuming it were not cured, would constitute a Triggering Event; and (v) if a Change of Control is consummated after the Issuance Date, the Company Optional Redemption Date is at least 30 Trading Days after the consummation and public announcement of such Change of Control.

                  (e) Failure to Redeem. In the event that the Company does not pay the Company Optional Redemption Price in full for the Holder's Pro Rata Redemption Amount on the Company Optional Redemption Date, then in addition to any remedy the Holder may have under this Note and the Securities Purchase Agreement, the Company shall not be permitted to submit another Company Optional Redemption Notice without the prior written consent of the Holder.

         (10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

         (11) RESERVATION OF AUTHORIZED SHARES.

                  (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 120% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. Thereafter, the Company shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 110% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "Required Reserve Amount"). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any

         Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

                  (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall use its best efforts to hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

         (12) HOLDER'S REDEMPTIONS.

                  (a) Mechanics. In the event that the Holder has sent a Redemption Notice to the Company pursuant to Section 4(b), Section 5(c) or Section 8, the Holder shall promptly submit this Note to the Company unless payment of the Redemption Price, although due, is restricted by Sections 15(c), 15(d) or 15(f). The Company shall deliver the applicable Triggering Event Redemption Price to the Holder within five
         (5) Business Days after the Company's receipt of the Holder's Triggering Event Redemption Notice and thereafter the Holder shall promptly deliver this Note to the Company. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise. The Company shall deliver the applicable Holder Redemption Price to the Holder within five Business Days after the Company's receipt of the Holder Redemption Notice and thereafter the Holder shall promptly deliver this Note to the Company. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Redemption Price to the Holder within the time period required above in this Section 12(a) at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option to, in lieu of redemption, require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion

         Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 20(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided; provided that the adjustment to the Conversion Price set forth in clause (z) shall not be made if the Company's failure to pay the Redemption Price in full within the time period required above in this Section 12(a) was due solely to the fact that such payment was restricted by Section 15(c), Section 15(d) or Section 15(f) and the Redemption Price is paid in full within five (5) Business Days after the provisions of Section 15(c), Section 15(d) or Section 15(f) no longer restricted such payment. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

                  (b) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes or the Separate Tranche Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(c) or Section 8 (each an "Other Redemption Notice"), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices during the seven Business Day period beginning on and including the date which is three Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes and the Separate Tranche Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

         (13) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

         (14) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Minnesota Business Corporation Act, and as expressly provided in this Note.

         (15) SUBORDINATION; ADDITIONAL INDEBTEDNESS.

                  (a) Certain Indebtedness. So long as this Note is outstanding, the Subordinated Amounts (i) shall be subordinate to the Senior Indebtedness on the terms described in the other paragraphs of this
         Section 15 and shall be subordinate to Permitted Secured Indebtedness (other than Senior Indebtedness) in any Proceeding, (ii) shall rank pari passu with and shall not be subordinated to any Pari Passu Indebtedness, and (iii) shall be senior to all other Indebtedness of the Company other than the Permitted Secured Indebtedness and the Pari Passu Indebtedness. So long as this Note is outstanding (A) the Company shall not, and shall not permit any of its Subsidiaries located in the United States of America or formed after the [Initial {Initial A-2 Notes}] Issuance Date to, directly or indirectly, prepay or retire any Indebtedness (other than the Permitted Secured Indebtedness and the Indebtedness evidenced by the Notes and the Separate Tranche Notes) of the Company or any of its Subsidiaries prior to its scheduled payment dates or maturity date, and (B) the Company shall not issue or incur, and shall not permit any of its Subsidiaries located in the United States of America or formed after the [Initial {Initial A-2 Notes}] Issuance Date to issue or incur, (1) any secured Indebtedness other than the Permitted Secured Indebtedness or (2) any other Indebtedness other than Indebtedness the holders of which agree in writing to be subordinate to this Note on terms and conditions reasonably acceptable to the Holder. For the avoidance of doubt, the provisions of this
         Section 15 shall no longer have any effect, and shall terminate, upon the complete conversion and/or complete redemption or other payment in full of all amounts under this Note; provided, that, Section 15(g) shall remain effective to the extent any cash payments in respect of Subordinated Amounts shall have been made to the Holder of this Note in violation of Section 15(c) or 15(d) prior to such complete conversion, complete redemption or payment in full of all amounts under this Note until the earlier of (x) such time as the terms of Section 15(g) in respect thereof shall have been complied with by the Holder and (y) the payment in full of the Senior Indebtedness.

                  (b) Agreement of Subordination. Except as otherwise provided in this Section 15, the Company covenants and agrees, and the Holder likewise covenants and agrees, that this Note shall be issued subject to the provisions of this Section 15; and each subsequent Holder of this Note accepts and agrees to be bound by such provisions.

                  The payment of the Subordinated Amounts shall, to the extent and in the manner set forth in this Section 15, be subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Note or thereafter incurred.

                  Anything contained in this Section 15 to the contrary notwithstanding, no provision of this Section 15, or operation thereof, shall prevent the occurrence of any Triggering Event hereunder or the Holder's delivery of a Triggering Event Redemption Notice. It is understood that the provisions of this Section 15 are and are intended solely for the purposes of defining the relative rights of the Holder, on the one hand, and the holders of the Permitted Secured Indebtedness, on the other hand, and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Company. The Holder, the Company and the holders of Permitted Secured Indebtedness acknowledge that this Section 15 is not intended to subordinate this Note to any existing and future indebtedness of the Company that is not Permitted Secured Indebtedness.

                  None of (i) this Section 15, (ii) Section 4, (iii) Section 5,
         (iv) Section 8, (v) Section 9, (vi) Section 19, (vii) the definition of "Interest Rate," (viii) the definition of the "Maturity Date" or (ix) to the extent the amendment thereof would reasonably be expected to have a material adverse effect on the holders of the Senior Indebtedness, any other provision of this Note, may be amended without the prior written consent of the Required Senior Indebtedness Holders.

                  (c) Payments to Holder. No payment of the Subordinated Amounts shall be made in cash if:

                           (i) a default in the payment of principal or interest
                  (including required prepayments of principal or interest) due on or in respect of any Senior Indebtedness occurs and is continuing (including, without limitation, any such default in payment resulting from the acceleration of any Senior Indebtedness) and the Holder of this Note shall have received written notice thereof from the applicable Senior Indebtedness Notice Provider; or

                           (ii) subject to the immediately following paragraph
                  and clause (c)(2) below, an event of default, other than a payment event of default, on any Senior Indebtedness occurs and is continuing that then permits holders of such Senior Indebtedness to accelerate its maturity and the Holder of this Note shall have received written notice of such event of default (a "Payment Blockage Notice") from the applicable Senior Indebtedness Notice Provider.

                  Anything contained herein to the contrary notwithstanding, (v) for purposes of clause (c)(ii) above, no more than one (1) Payment Blockage Notice may be given during any period of 365 consecutive days by each Senior Indebtedness Notice Provider and no more than two (2) Payment Blockage Notices in the aggregate may be given during any period of 365 consecutive days by all Senior Indebtedness Notice Providers, (w) no Payment Blockage Notice delivered by any Senior Indebtedness Notice Provider shall be effective for purposes of clause
         (c)(ii) above unless and until all scheduled payments of Subordinated Amounts that became due, but were subject to and not paid due to a prior Payment Blockage Notice previously delivered by such Senior Indebtedness Notice Provider, and all Pro Rata Permitted Payments then owing, shall have been paid in full in cash, (x) no nonpayment event of default in respect of Senior Indebtedness existing on the date any Payment Blockage Notice is given by any Senior Indebtedness Notice Provider pursuant to clause (c)(ii) above may be used as a basis for any subsequent Payment Blockage Notice by such Senior Indebtedness Notice Provider, (y) no Senior Indebtedness Notice Provider shall be permitted to deliver a Payment Blockage Notice based on any nonpayment event of default if the underlying event, occurrence, breach or default giving rise thereto is the same event, occurrence, breach or default that gave rise to a nonpayment event of default that was the basis for any prior Payment Blockage Notice delivered by any Senior Indebtedness Notice Provider, and (z) no Senior Indebtedness Notice Provider shall be permitted to deliver a Payment Blockage Notice based solely on a cross default (including either a cross covenant default or cross payment default) to Senior Indebtedness not then owing to either such Senior Indebtedness Notice Provider or any other member of a bank syndicate in respect of Senior Indebtedness of which such Senior Indebtedness Notice Provider is a member or in respect of which such Senior Indebtedness Notice Provider is not then acting as agent for a bank syndicate.

                  The Company may and shall resume, and the Holder may retain, cash payments of Subordinated Amounts (and the Company may make and the Holder may retain any payments missed due to the application of clauses
         (c)(i) and/or (c)(ii) above) otherwise permitted hereunder:

                           (1) in the case of a payment default on any Senior
                  Indebtedness referred to in clause (c)(i) above resulting from the acceleration of such Senior Indebtedness (which shall include any payment default upon final maturity without extension of any Senior Indebtedness), upon the earlier of (A) a cure or written waiver thereof in accordance with the terms of such Senior Indebtedness and (B) the date on which such Senior Indebtedness shall have been paid in full, and, in the case of any other payment default on any Senior Indebtedness referred to in clause (c)(i) above, upon the earliest of (A) a cure or written waiver thereof in accordance with the terms of such Senior Indebtedness, (B) the date on which such Senior Indebtedness shall have been paid in full and (C) the expiration of 180 days from the date on which the Holder shall have received notice of the respective payment default in accordance with clause (c)(i) above (unless such Senior Indebtedness shall have been accelerated, in which case the first part of this clause (c)(1) shall apply);

                           (2) in the case of a nonpayment event of default in
                  respect of any Senior Indebtedness referred to in clause
                  (c)(ii) above, upon the earliest to occur of (A) the cure or written waiver thereof in accordance with the terms of such Senior Indebtedness, (B) the date on which such Senior Indebtedness shall have been paid in full and (C) the expiration of 120 days from the date on which the respective Payment Blockage Notice was received; provided, that, (A) subject to the terms and conditions herein contained, during the effectiveness of any Payment Blockage Notice, any other Senior Indebtedness Notice Provider may deliver a Payment Blockage Notice in accordance with the terms hereof and such subsequent Payment Blockage Notice shall be effective immediately upon the cessation of the effectiveness of such prior Payment Blockage Notice; provided, that, among other things, the underlying event of default that is the basis of such subsequent Payment Blockage Notice shall not have been waived or otherwise cured at the time of such cessation; (B) if the terms and conditions of the foregoing clause (A) are satisfied, the Company shall not be prohibited from making, and the Holder of this Note shall not be prohibited from receiving, payments as a result of Payment Blockage Notices delivered in accordance with the foregoing clause (A) for more than an aggregate of 180 consecutive days (giving effect to both such prior and subsequent Payment Blockage Notices); and
                  (C) if any Payment Blockage Notice expires prior to the delivery of any subsequent Payment Blockage Notice, (X) no Senior Indebtedness Notice Provider shall be permitted to deliver any subsequent Payment Blockage Notice prior to the thirtieth (30th) day after the cessation of such prior Payment Blockage Notice and (Y) the Company shall not be prohibited from making, and the Holder of this Note shall not be prohibited from receiving, payments as a result of clause
                  (c)(ii) above for more than an aggregate of 240 days within any period of 365 consecutive days.

         Anything contained herein to the contrary notwithstanding: (A) The Company may make and the Holder may accept and retain at any time and from time to time (I) nominal cash payments owing in connection with any conversion hereunder representing payments in lieu of receipt of fractional shares and (II) payments of Pro Rata Permitted Payments; (B) if any Change of Control shall occur, the provisions of clause (c)(i) or (c)(ii) above shall not operate to block or otherwise prohibit any required or mandatory cash payments in respect of this Note unless (x) all of the holders of the Senior Indebtedness then outstanding shall have elected to be paid in full in connection with such Change of Control and the net proceeds of such Change of Control shall not have been sufficient to so prepay the Senior Indebtedness then outstanding or (y) the Holder did not provide the holders of the Senior Indebtedness with at least 30 days' written notice that the Holder may elect to deliver a Change of Control Redemption Notice in connection with such Change of Control (in which cases the other terms of this paragraph (c) shall apply); (C) the Company at any time may issue to the Holder shares of capital stock of the Company; and (D) if any Proceeding constituting a reorganization under Chapter 11 of the United States Bankruptcy Code shall have occurred involving the Company (or any successor) and, under the terms of the relevant plan of reorganization that shall have been confirmed thereunder, this Note shall not have been paid in full in cash on the effective date of such plan of reorganization, then the provisions of this paragraph (c) shall apply from and after the effective date of such plan of reorganization until the Senior Indebtedness shall have been paid in full.

                  For clarification purposes, the Holder of this Note and the Company each acknowledges and agrees that, if any Senior Indebtedness shall have been accelerated, upon and after receipt of written notice by the Holder in accordance with clause (c)(i) above, the Company shall not make, and the Holder of this Note shall not receive or retain, any cash payments of Subordinated Amounts after receipt of such notice by the Holder of this Note until the earliest of (A) a cure or written waiver of the resulting payment default in accordance with the terms of such Senior Indebtedness, (B) the date on which such Senior Indebtedness shall have been paid in full and (C) the date on which such acceleration shall have been rescinded by the applicable holders of the Senior Indebtedness.

                  (d) Standstill. Subject to the last sentence of this paragraph
         (d), until the Senior Indebtedness is paid in full, the Holder of this Note shall not, without the prior written consent of the Required Senior Indebtedness Holders, accelerate this Note, cause the redemption of this Note due to the occurrence of any Triggering Event (specifically excluding any redemption pursuant to Section 8 of this Note) or any Change of Control or exercise any of the remedies with respect to the Subordinated Amounts that may be available to the Holder with respect thereto, either at law or in equity, by judicial proceedings or otherwise (an "Enforcement Action"), except as provided below; provided, however, that the Holder's delivery of a Triggering Event Redemption Notice shall not constitute an Enforcement Action. Upon the earliest to occur of:

                           (i) the passage of 179 days from the date the Holder
                  gave written notice to the holders of the Senior Indebtedness of the occurrence of any Triggering Event, if such Triggering Event shall not have been waived in writing within such period;

                           (ii) acceleration of the Senior Indebtedness
                  (provided, however, that if, following any such acceleration of the Senior Indebtedness, such acceleration in respect of the Senior Indebtedness is rescinded, then all Enforcement Actions taken by the Holder shall likewise be rescinded if (y) such Enforcement Actions are based on this clause (ii) and (z) the Holder shall not have any vested right under any other clause of this paragraph (d) to take any Enforcement Action; provided, further, that such rescission by the Holder shall not effect the running of the 179 day period under clause
                  (d)(i) above to the extent the Triggering Event giving rise thereto is not based solely on an acceleration of the Senior Indebtedness);

                           (iii) the occurrence of a Proceeding (provided,
                  however, that if such Proceeding is dismissed, the corresponding prohibition against the Holder taking any Enforcement Action shall be reinstated automatically as of the date of such dismissal as if such Proceeding had not been initiated, unless the Holder shall have the vested right to take any Enforcement Action under another clause of this paragraph (d) (provided, that such reinstatement of the prohibition against the Holder taking any Enforcement Action shall not affect the running of the 179 day period under clause (d)(i) above to the extent the Triggering Event giving rise thereto is not based solely on the initiation of such Proceeding)); and

                           (iv) if a Triggering Event has occurred, the sale or
                  other disposition of assets by the Company and/or any of its Subsidiaries, whether in a single transaction or a series of transactions, constituting more than fifteen percent (15%) of the aggregate consolidated assets (calculated on a book-value basis) of the Company and its Subsidiaries taken as a whole (other than any such sale or other disposition to a Person that is either wholly-owned by the Company or a wholly-owned subsidiary thereof) outside of the ordinary course of business for less than fair value (as certified by the Board of Directors of the Company and determined by such board in good faith); provided, that, if such sale or other disposition the result of which is to cause the occurrence of the foregoing is consummated without the consent of the Required Senior Indebtedness Holders (evidence of which shall be requested by the Holder of this Note from the Senior Indebtedness Notice Providers), the Holder of this Note shall deliver to such Senior Indebtedness Notice Providers not less than thirty (30) days' prior written notice of its intent to take an Enforcement Action;

                  then the Holder may take any and all Enforcement Actions. Anything herein contained to the contrary notwithstanding, (A) the Holder from time to time and at any time shall be permitted to seek specific performance or other injunctive relief in the event of any breach or threatened breach by the Company of any of its agreements, obligations and covenants under this Note; provided, that, the Holder shall not be permitted to seek or receive payments hereunder (such prohibition being effective only to the extent such payments were missed due to the application of paragraph (c) of this Section 15), damages or monetary restitution, compensation or remuneration in respect of this Note or the obligations of the Company hereunder unless the Holder otherwise shall have been permitted to take such other actions pursuant to this paragraph (d) (for clarification, the Holder may always take action to seek or cause the payment of Pro Rata Permitted Payments); (B) the Holder shall be permitted to take any Enforcement Action immediately upon the occurrence of any Change of Control unless (x) all of the holders of the Senior Indebtedness then outstanding shall have elected to be paid in full in connection with such Change of Control and the net proceeds of such Change of Control shall not have been sufficient to so prepay the Senior Indebtedness then outstanding or (y) the Holder did not provide the holders of the Senior Indebtedness with at least 30 days' written notice that the Holder may elect to deliver a Change of Control Redemption Notice in connection with such Change of Control (in which case the other terms of this paragraph (d) shall apply); (C) the Holder from time to time may bring and maintain actions against the Company solely to collect payments of accrued and unpaid Interest under, and any cash payments in respect of, this Note so long as the Company shall have otherwise been permitted to make such payment(s) to the Holder under the terms of this Section 15 and otherwise failed to do so (and the Holder shall be permitted to keep and retain such payments upon receipt); and (D) the Holder shall be permitted to exercise its rights under Section 8, and receive payments of Subordinated Amounts in connection therewith, so long as the Company shall otherwise be permitted to make such payments to the Holder under the terms of this
         Section 15.

                  (e) Proceeding. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors in connection with any Proceeding, subject to the immediately following paragraph, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, cash equivalents or other property reasonably acceptable to the Required Senior Indebtedness Holders before any payment is made on account of the principal of, premium, if any, or interest on this Note or any other Subordinated Amount; and, subject to the immediately following paragraph, in connection with any such Proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provision of this paragraph (e), shall (except as aforesaid) be paid by the Company, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder if received by it, directly to the holders of Senior Indebtedness (to be applied pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, cash equivalents or other Property reasonably acceptable to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution or provision therefore is made to the Holder.

                  For purposes of this paragraph (e), the words, "cash, property or securities" shall not be deemed to include (A) shares of capital stock or other equity securities of the Company (or any successor corporation or other entity) as reorganized or readjusted or otherwise or (B) debt securities of the Company (or any successor corporation or other entity) provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 15 with respect to this Note, to the payment of all Senior Indebtedness which may at the time be outstanding.

                  Upon any payment or distribution of assets of the Company referred to in this Section 15, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, that shall have been delivered to the Holder for the purposes of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this
         Section 15.

                  (f) Redemption. With respect to any redemption in cash of all or any part of this Note pursuant to Section 8 hereof (which, for clarity, does not include regularly scheduled payments), the Holder shall provide prior written notice of any such redemption to the Senior Indebtedness Notice Providers, and the Company may effectuate such redemption if either (i) the Company or the Holder receives written consent thereto by the Required Senior Indebtedness Holders or (ii) (a) 30 days have elapsed from the delivery of the notice referenced above to the Senior Indebtedness Notice Providers and (b)(x) no Payment Blockage Notice shall have been received by the Holder and is then effective in accordance with the terms of Section 15(c) or (y) the terms of Section 15(c) otherwise do not prohibit the cash redemption of this Note by the Company.

                  (g) Turnover. In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), otherwise prohibited by the terms of this Section 15, shall be received by the Holder before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of the Senior Indebtedness or their representative or representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness then remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (h) Subrogation; Relative Rights; Reliance. Subject to the payment in full of all Senior Indebtedness, the rights of the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 15 to the rights of the holders of the Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the Principal of, premium, if any, and Interest on and all other amounts owing under this Note, the Warrants, the Separate Tranche Warrants, the Securities Purchase Agreement and Registration Rights Agreement shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 15, and no payment over pursuant to the provisions of this Section 15, to or for the benefit of the holders of Senior Indebtedness by the Holder shall, as among the Company, its creditors (other than holders of the Senior Indebtedness) and the Holder, be deemed to be a payment by the Company to or an account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holder pursuant to the subrogation provisions of this Section 15, which would otherwise have been paid to the holders of the Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of this Note.

                  Nothing contained in this Section 15 or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors (other than the holders of the Senior Indebtedness) and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the Principal of (and premium, if any) and interest on, and all other amounts under, this Note, the Warrants, the Separate Tranche Warrants, the Securities Purchase Agreement and the Registration Rights Agreement as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Company (other than the holders of the Senior Indebtedness), nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 15 of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  (i) No Collateral. The Holder may not take any voluntary security interest in any property of the Company to secure obligations of the Company under this Note.

                  (j) Notice to Holder. The Company shall give prompt written notice in the form of an officer's certificate to the Holder of any fact known to the Company which would prohibit the making of any payment of cash to the Holder in respect of this Note pursuant to the provisions of this Section 15.

                  (k) No Impairment of Subordination. Except as otherwise expressly provided in this Section 15, including, without limitation, certain obligations to deliver notices to the Holder in accordance with the terms hereof, no right of any present or future holder of any Senior Indebtedness to enforce the subordination herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or, to the extent taken or not taken in good faith, by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  The subordination provisions set forth herein and the rights of the holders of the Senior Indebtedness arising under this Section 15 shall not be affected, modified or impaired in any manner or to any extent by (i) subject to the restrictions set forth in the definition of Senior Indebtedness and subject to Section 15(n), any amendment, modification of or supplement to any of the documents evidencing the Senior Indebtedness, (ii) the validity or enforceability of such documents, (iii) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Senior Indebtedness, (iv) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or any such document described in clause (i) above or arising at law, or (v) any waiver, consent, release, indulgency, extension, renewal, modification, delivery or other action, inaction or omission in respect of the Senior Indebtedness or the documents evidencing or in respect of any collateral security therefor.

                  (l) Certain Conversions Deemed Payment. Nothing contained in this Section 15 shall prevent the Holder from exercising from time to time any of its rights of conversion under Sections 3, 6, or 7. For the purposes of this Section 15 only, (i) neither the issuance and delivery of shares of Common Stock upon conversion in accordance with Section 3 nor the payment of Interest in shares of Common Stock in accordance with Section 2 hereof, shall be deemed to constitute a payment or distribution on account of the Subordinated Amounts or the Pro Rata Permitted Payments and (ii) the payment, issuance or delivery of cash, property or securities (other than Common Stock or, subject to the applicable terms hereof, other capital stock or equity or debt securities of the Company) upon conversion shall be deemed to constitute payment on account of the principal of this Note. Nothing contained in this Section 15 or elsewhere in this Note or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of the Senior Indebtedness, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance with Section 3.

                  (m) Senior Indebtedness Entitled to Rely. The holders of the Senior Indebtedness shall have the right to rely upon this Section 15, and shall be third party beneficiaries thereof and may enforce their rights against the Holder and the Company for any breach of the provisions of this Section 15. As a condition to such reliance, the holders of the Senior Indebtedness and the Senior Indebtedness Notice Providers shall have provided to the Holder contact information for purposes of any and all notices and other communications hereunder to be delivered by the Holder to such holders and Senior Indebtedness Notice Providers; provided, that, if more than three (3) Persons are holders of the Senior Indebtedness, at the Company's expense, a receiving agent shall have been duly appointed and agreed to act as agent for all such holders of the Senior Indebtedness pursuant to documentation reasonably satisfactory to the Holder and, upon such appointment, any and all notices and other communications to be made under this Section 15 to any holder of Senior Indebtedness shall instead be given to such receiving agent, and any such notice shall be fully effective as if made to all such holders. Notwithstanding anything contained in the foregoing sentence to the contrary, subject to compliance with the second sentence of this paragraph (m) in respect of the delivery of contact information, all notices and other communications hereunder to be delivered by the Holder to the holders of the Senior Indebtedness shall also be made to the Senior Indebtedness Notice Providers.

                  (n) Amendments to Senior Indebtedness. The Company may at any time and from time to time without the consent of the Holder, without incurring liability to the Holder and without impairing or releasing the obligations of the Holder under this Section 15, change the amount, manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Indebtedness, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Indebtedness except (x) as limited by the definition of Senior Indebtedness and (y) to the extent the effect of such change, extension, renewal, alteration or amendment would:

                           (i) increase the interest rate applicable to Senior
                  Indebtedness to a rate higher than a prime rate in effect from time to time (as announced from time to time by a nationally recognized banking association) plus 600 basis points (or change any margin or spread or the level of any financial covenant indicator or ratio if such change effectively would so increase the interest rate to a rate higher than such prime rate plus 600 basis points), except in connection with the imposition of a default rate of interest;

                           (ii) revise the scheduled "maturity date"or the
                  equivalent thereof in the documents relating to the Senior Indebtedness to a date earlier than June 29, 2003; or

                           (iii) cause the Senior Indebtedness to constitute a
                  credit facility other than a credit facility that constitutes a revolving credit facility that is secured by accounts receivable, inventory and other assets of the Company utilizing a borrowing base determined by advance rates in respect of eligible receivables and eligible inventory on terms that are commonly considered among those offered in the United States asset-based lending market to commercial manufacturers with similar financial strength to the Company, and which may provide for overadvances from time to time.

         (16) AUTOMATIC AMENDMENT. If any holder of Senior Indebtedness makes any change to or adds any event of default or any covenant with respect to the Senior Indebtedness, a corresponding change or addition, as the case may be, shall automatically be made to this Note, and shall become effective, simultaneously therewith, without any further action on the part of the Holder or the Company; provided that no such change or addition shall be made pursuant to this Section 16 if the result would be to make the Company's obligations under this Note less restrictive than those in effect immediately prior to such change or addition.

         (17) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

         (18) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes, shall be required for any change or amendment to this Note or the Other Notes .

         (19) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement. Notwithstanding the foregoing, no transfer of less than $100,000 of principal amount of this Note (or, if lower, the entire remaining principal amount outstanding hereunder) shall be permitted without the prior written consent of the Company, which consent shall not be unreasonably delayed. This Note may not be sold, transferred or assigned by the Holder to any affiliate or Subsidiary of the Company.

         (20) REISSUANCE OF THIS NOTE.

                  (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 20(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

                  (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

                  (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 20(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                  (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

         (21) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (22) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this
Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including but not limited to attorneys fees and disbursements.

         (23) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

         (24) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (25) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Redemption Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Conversion Notice or Redemption Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Conversion Rate within three

Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Closing Bid Price, Closing Sale Price or Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

         (26) NOTICES; PAYMENTS.

                  (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issues or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to holders of Common Stock or (C) for determining rights to vote with respect to any Change of Control, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder. Notwithstanding the foregoing,
         Section 4(j) of the Securities Purchase Agreement shall apply to all notices given pursuant to this Note.

                  (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers (as defined in Section 3(d)(ii)), shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date . Any amount of Interest, Principal or other amount due under the Transaction Documents (as defined in the Securities Purchase Agreement) which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 15% per annum from the date such amount was due until the same is paid in full ("Late Charge").

                  (c) Notices to Senior Indebtedness Notice Providers. Notice to the holders of Senior Indebtedness (including, without limitation, the Senior Indebtedness Notice Providers) as required under the terms of this Note shall be in writing and shall be deemed to have been validly delivered (i) upon receipt if deposited in the United States mails, first class mail, with proper postage prepaid, (ii) upon receipt of confirmation or answerback if sent by telecopy or other similar facsimile transmission, (iii) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the holder of Senior Indebtedness to be notified and sent to the address or number indicated as follows:

                           (A) to IBM Credit Corporation, at North Castle Drive,
                  Armonk, NY 10504, Attention: Credit Manager, Facsimile: (914) 765-6276;

                           (B) to U.S. Bank National Association, at 601 Second
                  Avenue South, Minneapolis, MN 55402 , Attention: Christopher
                  J. Schaaf, Facsimile (612) 973-0829; and

                           (C) to any future holder of Senior Indebtedness at
                  such address and number as such holder of Senior Indebtedness shall notify the Holder in writing prior to the delivery of such notice;

         or in each case to such other address or number as a holder of Senior Indebtedness may from time to time designate to the Holder in writing.

         (27) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

         (28) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

         (29) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

         (30) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

                  (a) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  (b) "Calendar Quarter" means, each of the period beginning on and including January 1 and ending on and including March 31, the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30, and the period beginning on and including October 1 and ending on and including December 31.

                  (c) "Change of Control Redemption Percentage" means, with respect to any date of determination, (i) prior to May 1, 2003, 116%,
         (ii) during the period beginning on and including May 1, 2003 and ending on but excluding May 1, 2004, 112%, (iii) during the period beginning on and including May 1, 2004 and ending on but excluding May 1, 2005, 108%, (iv) during the period beginning on and including May 1, 2005 and ending on but excluding May 1, 2006, 106%, and (v) on or after May 1, 2006, 104%.

                  (d) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Nasdaq National Market (the "Principal Market") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m. Eastern Time as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during any applicable calculation period.

                  (e) "Common Stock" means (i) the Company's common stock, par value $0.01 per share, and (ii) any capital stock resulting from a reclassification of such Common Stock.

                  (f) "Excluded Securities" means any shares of Common Stock issued or issuable (i) in connection with a strategic partnership or joint venture in which there is a significant commercial relationship with the Company and in which the primary purpose of which is not to raise capital, (ii) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds in excess of $45,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"), (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the [Initial {Initial A-2 Notes}] Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the [Initial {Initial A-2 Notes}] Issuance Date, and (iv) pursuant to any subdivision of one or more classes or the Company's outstanding shares of Common Stock with respect to which an adjustment to the Conversion Price has been made pursuant to Section 7(b).

                  (g) "holders of the Senior Indebtedness" means the holders of the Senior Indebtedness, initially IBM Credit Corporation and U.S. Bank National Association.

                  (h) "Indebtedness" shall have the meaning ascribed to that term in Section 3(r) of the Securities Purchase Agreement.

                  [(g) "Initial Issuance Date" means [INSERT: the Issuance Date of the Initial A-1 Notes.] {Initial A-2 Notes}] [NOTE: Reletter the following definitions in the Subsequent Note.]

                  (g) "Interest Conversion Price" means, with respect to any Interest Date, that price which shall be computed as 95% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the five consecutive Trading Days immediately preceding the second Trading Day immediately preceding such Interest Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

                  (h ) "Pari Passu Indebtedness" means any unsecured Indebtedness of the Company outstanding as of the date of the Securities Purchase Agreement, all of which is set forth on Schedule 3(r) of the Securities Purchase Agreement as of the date thereof, excluding any replacements, amendments or modifications thereto.

                  (i) "Permitted Refinancing Indebtedness" shall mean Indebtedness incurred by the Company to refinance Senior Indebtedness, but only if such Indebtedness (i) is evidenced by financing documentation constituting Permitted Refinancing Senior Indebtedness Documents (and such documentation otherwise complies with the terms conditions contained in the definition thereof) and (ii) is, with respect to each item of Senior Indebtedness being refinanced, evidenced by a credit facility that constitutes a revolving credit facility that is secured by accounts receivable, inventory and other assets of the Company utilizing a borrowing base determined by advance rates in respect of eligible receivables and eligible inventory on terms that are commonly considered among those offered in the United States asset-based lending market to commercial manufacturers with similar financial strength to the Company, and which may provide for overadvances from time to time.

                  (j) "Permitted Refinancing Senior Indebtedness Documents" shall mean any financing documentation evidencing Permitted Refinancing Indebtedness that replaces the documents evidencing Senior Indebtedness and pursuant to which such Senior Indebtedness is so refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with Section 15(n).

                  (k) "Permitted Secured Indebtedness" means (i) the Senior Indebtedness, (ii) any Indebtedness of the Company incurred in the ordinary course of business secured by a purchase money security interest, (iii) any capitalized lease obligations of the Company incurred in the ordinary course of business and (iv) any other secured Indebtedness of the Company which is set forth on Schedule 3(r) of the Securities Purchase Agreement as of the date thereof, excluding any replacements, amendments or modifications to such Indebtedness.

                  (l) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                  (m) "Proceeding" means any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of the Company.

                  (n) "Pro Rata Permitted Payments" means, as to the Holder, cash payments to the Holder under (i) this Note and any Separate Tranche Notes held by the Holder (other than payments of Principal, premium and Interest (including payment of the Redemption Price) with respect to this Note or such Separate Tranche Notes) and (ii) the Warrants, the Separate Tranche Warrants, the Securities Purchase Agreement and the Registration Rights Agreement, including, in any case, without limitation, payments of any closing fees, payments for reimbursable costs, fees and expenses relating to the transactions evidenced hereby and thereby, and reimbursement and indemnification payments required to be paid pursuant to the terms hereof or of the Securities Purchase Agreement or Registration Rights Agreement, up to an aggregate amount collectively equal to the Holder's Subsequent Closing Percentage (as defined in the Securities Purchase Agreement) of
         (a) if, at any time of determination, the aggregate original principal amount of this Note, the Other Notes and all Separate Tranche Notes (determined at time of issuance) issued at or prior to such time does not exceed $20,000,0000, then $500,000, or (b) if, at any time of determination, the aggregate original principal amount of this Note, the Other Notes and all Separate Tranche Notes (determined at time of issuance) issued at or prior to such time exceeds $20,000,0000, then $1,000,000.

                  (o) "Registration Rights Agreement" means that certain registration rights agreement between the Company and the initial holders of the Notes relating to the registration of the resale of the shares of Common Stock issuable upon conversion of the Notes.

                  (p) "Required Senior Indebtedness Holders" means, as of any date of determination, the holders of the Senior Indebtedness representing, in the aggregate, at least 50.1% of the aggregate principal amount of the Senior Indebtedness outstanding as of such date; provided, however, if there are only two holders of the Senior Indebtedness outstanding as of such date, then "Required Senior Indebtedness Holders" shall mean both of such holders of Senior Indebtedness; provided, further, that if, as of any date of determination, IBM Credit represents at least 30% of the aggregate principal amount of the Senior Indebtedness outstanding as of such date, then IBM Credit shall be one of the "Required Senior Indebtedness Holders."

                  (q) "Securities Purchase Agreement" means that certain securities purchase agreement between the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

                  (r) "Senior Indebtedness" means (i) all of the secured indebtedness, liabilities and obligations of the Company to (A) IBM Credit Corporation ("IBM Credit") or (B) U.S. Bank National Association ("U.S. Bank") whether now existing or hereafter arising under (x) the Amended and Restated Revolving Credit Agreement dated June 29, 2001, as amended by an Acknowledgment, Waiver and Amendment dated as of February 14, 2002, an Acknowledgment, Waiver #2 and Amendment dated as of March 29, 2002, an Amendment No. 3 to Amended and Restated Revolving Credit Agreement dated as of May 3, 2002 and consent letters dated April 12, 2002, April 19, 2002, April 30, 2002 and May 3, 2002 (two letters)
         among the Company, Turtle Mountain Corporation, Pemstar Pacific Consultants Inc. and IBM Credit, as in effect on the date of the Securities Purchase Agreement, and (y) the Amended and Restated Loan and Security Agreement dated as of June 28, 2001, as amended by a First Amendment dated as of December 20, 2001, a waiver letter dated February 13, 2002, a Second Amendment dated as of March 25, 2002, and a Third Amendment dated as of May 3, 2002 between the Company and U.S. Bank, as in effect on the date of the Securities Purchase Agreement, (each, an "Original Facility" and collectively, the "Original Facilities"), whether for principal, interest, fees, cash or expenses regardless of the extent to which such documents are enforceable against the Company and regardless of the extent to which such amounts are allowed as claims against the Company in any bankruptcy or other proceeding relative to the Company, and including any interest accruing thereon after the date of filing any petition by or against the Company in connection with any bankruptcy or other proceeding and any other interest that would have accrued thereon, but for the commencement of such proceeding; (ii) any amendments, restatements, supplements, modifications or waivers to the Original Facilities after the date of the Securities Purchase Agreement which are in accordance with Section 15(n); (iii) any Permitted Refinancing Indebtedness; and (iv) any capitalized lease obligations of the Company owing to IBM Credit.

                  (s) "Senior Indebtedness Notice Provider" means (i) IBM Credit, or any successor thereto, whether as a successor by assignment to IBM Credit in its capacity as a holder under the Original Facility of IBM Credit (as amended in accordance with the terms hereof) or as a holder of Senior Indebtedness (or as agent for holders of Senior Indebtedness) constituting Permitted Refinancing Indebtedness of the Original Facility of IBM Credit (as amended in accordance with the terms hereof), or (ii) U.S. Bank, or any successor thereto, whether as a successor by assignment to U.S. Bank in its capacity as a holder under the Original Facility of U.S. Bank (as amended in accordance with the terms hereof) or as a holder of Senior Indebtedness (or as agent for holders of Senior Indebtedness) constituting Permitted Refinancing Indebtedness of the Original Facility of U.S. Bank (as amended in accordance with the terms hereof); provided, that, in no event shall there be more than two (2) Senior Indebtedness Notice Providers at any time. Each reference herein to any "Senior Indebtedness Notice Provider" shall include any such successor thereto as described in the foregoing definition.

                  (t) "Separate Tranche Notes" means the convertible notes [which may be issued pursuant to the Securities Purchase Agreement at one or more separate closings following the Issuance Date {Initial A-1 Notes} / issued pursuant to the Securities Purchase Agreement at one or more separate closings which occurred prior to the Issuance Date or which may be issued pursuant to the Securities Purchase Agreement at one or more separate closings following the Issuance Date {Initial A-2}].

                  (u) "Separate Tranche Warrants" means the warrants [which may be issued pursuant to the Securities Purchase Agreement at one or more separate closings following the Issuance Date {Initial A-1 Notes} / issued pursuant to the Securities Purchase Agreement at one or more separate closings which occurred prior to the Issuance Date or which may be issued pursuant to the Securities Purchase Agreement at one or more separate closings following the Issuance Date {Initial A-2}].

                  (v) "Subordinated Amounts" means any (i) cash amount of Principal of, premium, if any, and Interest on this Note (including payment of the Redemption Price), and (ii) other cash amounts payable to the Holder under this Note, the Warrants, the Separate Tranche Warrants, the Securities Purchase Agreement and the Registration Rights Agreement, including, without limitation, payments of any closing fees, payments for reimbursable costs, fees and expenses relating to the transactions evidenced hereby and thereby, and reimbursement and indemnification payments required to be paid pursuant to the terms hereof or of the Securities Purchase Agreement or Registration Rights Agreement but specifically excluding Pro Rata Permitted Payments.

                  (w) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern Time) (unless otherwise consented to in writing by the Holder).

                  (x) "Warrants" means the warrants issued to the holders of the initial holders of the Notes pursuant to the Securities Purchase Agreement, and all warrants issued in exchange therefore or replacement thereof.

                  (y) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions (ignoring any trade of more than 20,000 shares of such security pursuant to an individual transaction (subject to adjustment for stock splits, stock dividends, stock combinations and other similar transactions involving such security after the [Initial {Initial A-2 Notes}] Issuance Date)), or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to
         Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

                                       PEMSTAR INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: President/Chief Executive
                                                  Officer

                                                                       EXHIBIT I

                                  PEMSTAR INC.
                                CONVERSION NOTICE

Reference is made to the Convertible Note (the "Note") issued to the undersigned by Pemstar Inc. (the "Company"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company as of the date specified below.

         Date of Conversion:
                             ---------------------------------------------------
         Aggregate Conversion Amount to be converted:
                                                      --------------------------

Please confirm the following information:

         Conversion Price:
                          ------------------------------------------------------

         Number of shares of Common Stock to be issued:
                                                        ------------------------

         Is the Variable Price being relied on pursuant to Section 6(a) of the
         Note?  (check one)  YES ____    No ____

Please issue the Common Stock into which the Note is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:
                   -------------------------------------------------------------

                   -------------------------------------------------------------

                   -------------------------------------------------------------

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person's affiliates) of a number of shares of Common Stock which exceeds 5.0% of the total outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q or Form 10-K or other public filing with the SEC, as the case may be, or a more recent public announcement by the Company or other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding, but after giving effect to conversions or exercise of securities of the Company, including this Note, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

         Facsimile Number:
                           -----------------------------------------------------

         Authorization:
                        --------------------------------------------------------

                  By:
                       ---------------------------------------------------------
                                    Title:
                                           -------------------------------------

Dated:
       -------------------------------------------------------------------------

         Account Number:
                         -------------------------------------------------------

           (if electronic book entry transfer)

         Transaction Code Number:
                                  ----------------------------------------------
           (if electronic book entry transfer)

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____ ___, 2002 from the Company and acknowledged and agreed to by [TRANSFER AGENT].

                                       PEMSTAR INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: